Exhibit 3.1

THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

ADAGENE INC.

(adopted by a special resolution passed on December 19, 2019)

THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

ADAGENE INC.

(adopted by a special resolution passed on December 19, 2019)

1.                                      The name of the Company is Adagene Inc..

2.                                      The Registered Office of the Company shall be at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands, or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (Revised) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                      The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by Section 27(2) of the Companies Law (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit. Without in any way limiting the unrestricted nature of its objects, the Company may accept mortgages over land or any other property irrespective of location.

5.                                      Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

a.                                      the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Law (Revised); or

b.                                      insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Law (Revised); or

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c.                                       the business of company management without being licensed in that behalf under the Companies Management Law (Revised).

6.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

7.                                      The authorized share capital of the Company is US$50,000 divided into (i) 472,750,176 Ordinary Shares of par value US$0.0001 each, (ii) 7,844,371 Series A Preferred Shares of par value US$0.0001 each (the “Series A Preferred Shares”), which are further divided into 5,473,957 Series A-1 Preferred Shares of par value of US$0.0001 each (the “Series A-1 Preferred Shares”), 2,370,414 Series A-2 Preferred Shares of par value of US$0.0001 each (the “Series A- 2 Preferred Shares”), (iii) 7,494,537 Series B Preferred Shares of par value US$0.0001 each (the “Series B Preferred Shares”), and (iv) 11,910,916 authorized Series C Preferred Shares with par value of US$0.0001 each (the “Series C Preferred Shares”), which are further divided into 5,597,354 Series C-1 Preferred Shares with par value of US$0.0001 each (the “Series C-1 Preferred Shares”), 1,861,121 Series C-2 Preferred Shares with par value of US$0.0001 each (the “Series C-2 Preferred Shares”) and 4,452,441 Series C-3 Preferred Shares with par value of US$0.0001 each (the “Series C-3 Preferred Shares”).

8.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (Revised) and, subject to the provisions of the Companies Law (Revised) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9.                                      Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

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THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

ADAGENE INC.

(adopted by a special resolution passed on December 19, 2019)

INTERPRETATION

1.                                      In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Consideration”	shall have the meaning set forth in Article 7.2D hereof.

“Affiliate”	shall have the meaning set forth in the Restated Shareholders Agreement.

“Articles”	means these articles of association of the Company as originally formed or as from time to time altered by Special Resolution.

“Auditor”	means the Person for the time being performing the duties of auditor of the Company (if any).

“Automatic Conversion”	shall have the meaning set forth in Article 7.3C hereof.

“Board” or “Board of Directors”	means the board of directors of the Company.

“Business Day”

means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, Singapore, Hong Kong, the Cayman Islands or the United States.

“Charter Documents”

means, with respect to a particular legal entity, the articles or certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Commission”

means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Company”	means the above named company.

“Control”

of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Price”

with respect to a series of Preferred Shares, initially means the applicable Original Issue Price for such series of Preferred Shares (such initial Conversion Price and the rate at which a series of Preferred Shares may be converted into Ordinary Shares, shall be subject to adjustment from time to time as provided in Article 7.3E hereof).

“Convertible Securities”	shall have the meaning set forth in Article 7.3E(5)(a)(ii) hereof.

“Deemed Liquidation Event”	means any of the following events:

(1)                                 (A) any consolidation, amalgamation, scheme of arrangement or merger of a Group Company with or into any other Person or other reorganization in which the Members or shareholders of the Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or (B) any transaction or series of related transactions to which a Group Company is a party in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred; or

(2)                                 a sale, transfer, lease or other disposition of all or substantially all of the assets or business of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company), or entering into a license granting exclusive rights for substantially all of a Group Company’s intellectual property in substantially all of the world;

provided that corporate activities taken solely for the purpose of achieving a Qualified IPO that has been duly approved in accordance with the Restated Shareholders Agreement and these Articles shall not in any case be a “Deemed Liquidation Event.”

“Director”	means a director serving on the Board for the time being of the Company and shall include an alternate Director appointed in accordance with these Articles.

“Drag Holder”	shall have the meaning ascribed to such term in Article 117.

“Electronic Record”	has the same meaning as given in the Electronic Transactions Law (Revised).

“Equity Securities”

means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“ESOP”

means the Company’s Second Amended and Restated Share Incentive Plan (as amended) duly approved by the Board covering the grant or issuance of up to 11,391,131 Ordinary Shares (or options therefor) (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) to employees, officers, directors, or consultants of a Group Company.

“Exempted Distribution”

means (a) a dividend payable solely in Ordinary Shares, (b) the purchase, repurchase or redemption of Ordinary Shares by the Company at no more than the original issuance price from terminated employees, officers or consultants upon such termination in accordance with the ESOP, or pursuant to the exercise of a contractual right of first refusal held by the Company, if any, or pursuant to written contractual arrangements with the Company approved by the Board, and (c) the redemption of the Preferred Shares in connection with the conversion of such Preferred Shares into Ordinary Shares pursuant to these Articles.

“Founder Director”	shall have the meaning ascribed to such term in Article 61.D.

“Governmental Authority”

means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company”	means each of the Company and all of its direct or indirect Subsidiaries, and “Group” refers to all of the Group Companies collectively.

“Initial Consideration”	shall have the meaning set forth in Article 7.2D hereof.

“Interested Transaction”	shall have the meaning set forth in Article 80 hereof.

“IPO”

means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by either the Commission under the United States Securities Act of 1933, as amended, or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Liquidation Event”	shall have the meaning set forth in Article 7.2A.

“Majority Preferred Holders”	means the holders of at least a majority of the voting power of the then outstanding Preferred Shares (voting together as a single class and on an as converted basis).

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company as originally formed or as from time to time altered by Special Resolution.

“New Securities”	shall have the meaning set forth in Article 7.3E(5)(a)(iii) hereof.

“ODI Approvals”

means the examination, approval and/or recordal procedures required by the relevant PRC governmental authorities with respect to the overseas investment by an enterprise established under the laws of the PRC, including without limitation approvals from competent authorities in charge of the overseas investment by PRC entities and the registrations with competent Ministry of Commerce of the People’s Republic of China, National Development and Reform Commission and State Administration of Foreign Exchange office (if applicable).

“Options”	shall have the meaning set forth in Article 7.3E(5)(a)(i) hereof.

“Ordinary Resolution”

means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote present in person or by proxy and voting at the meeting, or a written resolution as provided in Article 39.

“Ordinary Share”	means an ordinary share of US$0.0001 par value per share in the capital of the Company having the rights attaching to it as set out herein.

“Original Issue Date”	with respect to a series of Preferred Shares, means the date on which the first share of such series of Preferred Shares was issued.

“Original Issue Price”

means (i) US$1.00 for Series A-1 Preferred Shares (ii) US$1.265601 for Series A-2 Preferred Shares, (iii) US$3.736054 for Series B Preferred Shares, (iv) US$8.9328 for Series C-1 Preferred Shares, (v) US$10.2089 for Series C-2 Preferred Shares, or (vi) US$11.2298 for Series C-3 Preferred Shares, in each case as adjusted for share splits, share dividends, combinations, recapitalizations and similar events.

“Person”

means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC”	means the People’s Republic of China, but solely for the purposes hereof excludes the Hong Kong Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.

“Preferred Directors”	means the directors elected pursuant to sections A, B, C, E, F and G of Article 61 hereof.

“Preferred Shares”	means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Qualified IPO”

means the closing of a firm commitment underwritten public offering of the Ordinary Shares (or depositary receipts or depositary shares therefor) in the United States pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, with an implied pre-offering market capitalization of the Company (based on the last pre- effectiveness pricing or low-end of the price range information contained in the final draft of such registration statement filed with the Commission) of no less than six hundred and fifty million US Dollars (US$650,000,000) and an aggregate proceeds of no less than US$75 million, before deduction of underwriting discounts and registration expenses, or in an underwritten public offering of the Ordinary Shares (or depositary receipts or depositary shares therefor) in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange approved by the Majority Preferred Holders, voting as a single class, so long as such offering satisfies the foregoing pre-offering valuation and gross proceeds requirements.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Related Party”	means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate of any of the foregoing.

“Repurchased Shares”	shall have the meaning in Article 7.5A.

“Repurchase Date”	shall have the meaning in Article 7.5A.

“Repurchase Price”	shall have the meaning in Article 7.5C.

“Repurchase Request”	shall have the meaning in Article 7.5A.

“Requesting Series A Holders”	shall have the meaning in Article 7.5A.

“Requesting Series B Holders”	shall have the meaning in Article 7.5A.

“Requesting Series C Holders”	shall have the meaning in Article 7.5A.

“Restated ROFR Agreement”	means the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company and certain Members dated December 19, 2019, as amended from time to time.

“Restated Shareholders Agreement”	means the Fifth Amended and Restated Shareholders Agreement entered into by and among the Company and certain Members on December 19, 2019, as amended from time to time.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Series A Preferred Shares”	means, collectively, the Series A-1 Preferred Shares and the Series A-2 Preferred Shares, and each a Series A Preferred Share.

“Series A-1 Preferred Share”	means a Series A-1 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series A-2 Preferred Share”	means a Series A-2 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series B Preferred Share”	means a Series B Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C Preferred Shares”	means, collectively, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series C-3 Preferred Shares, and each a Series C Preferred Share.

“Series C Repurchase Notice”	shall have the meaning in Article 7.5A.

“Series C-1 Preferred Shares”	means a Series C-1 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C-2 Preferred Shares”	means a Series C-2 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C-3 Preferred Shares”	means a Series C-3 Preferred Share of US$0.0001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C-3 Shareholder”	means General Atlantic Singapore AI Pte. Ltd. and any Affiliate thereof that holds any Series C-3 Preferred Shares.

“Share” and “Shares”	means a share or shares in the capital of the Company and includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re- enactment thereof for the time being in effect.

“Subsidiary”	means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Target QIPO Date”	shall have the meaning in Article 7.5A.

2.                                      In the Articles:

2.1                               words importing the singular number include the plural number and vice-versa;

2.2                               words importing the masculine gender include the feminine gender;

2.3                               “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.4                               references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.5                               any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.6                               the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and these Articles;

2.7                               the term “day” means “calendar day” (unless the term “Business Day” is used), and “month” means calendar month;

2.8                               the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

2.9                               references to any documents shall be construed as references to such document as the same may be amended, supplemented or novated from time to time;

2.10                        all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies); and

2.11                        headings are inserted for reference only and shall be ignored in construing these Articles.

2.12                        For purposes of these Articles, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares and Series C-3 Preferred Shares shall be deemed to be separate series of Preferred Shares.

2.13                        For the avoidance of doubt, each other Article herein is subject to the provisions of Article 7, and subject to the requirements of the Statute, in the event of any conflict, the provisions of Article 7 shall prevail over any other Article herein.

COMMENCEMENT OF BUSINESS

3.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit notwithstanding that any part of the Shares may not have been allotted. The Company shall have perpetual existence until wound up or struck off in accordance with the Statute and these Articles.

4.                                      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

5.                                      Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in a general meeting) and to the provisions of the Memorandum and these Articles (including Article 7) and without prejudice to any rights, preferences and privileges attached to any existing Shares, the Directors may allot, issue, grant options or warrants over or otherwise dispose of the Shares and may designate, allot and issue the Shares from time to time in one or more series/classes.  In the event that any Preferred Shares shall be converted pursuant to Article 7.3 hereof, the Preferred Shares so converted shall be cancelled and shall not be re-issuable by the Company.

6.                                      The Company shall not issue Shares to bearer.

RIGHTS, PREFERENCES AND PRIVILEGES OF SHARES

7.                                      Certain rights, preferences and privileges of the Preferred Shares of the Company are as follows:

7.1                               Dividends Rights.

A.                                    Preference.

(1)                               Each holder of Series C Preferred Shares shall be entitled to receive dividends at the rate of 6% per year of its Original Issue Price per annum for each Series C Preferred Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to and satisfied before, any dividend or distribution on any other Preferred Share and Ordinary Share except for an Exempted Distribution. Such dividends shall accrue from day to day based on the actual issuance date of such Series C Preferred Share and shall be non-cumulative; however, such dividends shall be payable only when, as, and if, declared by the Board of Directors.

(2)                               After the preferential dividends relating to the Series C Preferred Shares under Article 7.1A(1) above have been paid in full or declared and set apart in any fiscal year of the Company, any additional dividends out of funds or assets legally available therefore may be declared in that fiscal year for each holder of each series of Preferred Shares (other than the Series C Preferred Shares) at the rate of 6% per year of its Original Issue Price per annum for each such series of Preferred Shares held by such holder, payable on parity with each other, prior and in preference to and satisfied before, any dividend or distribution on any Ordinary Shares except for an Exempted Distribution. Such dividends shall accrue from day to day based on the actual issuance date of such other Preferred Share and shall be non- cumulative; however, such dividends shall be payable only when, as, and if, declared by the Board of Directors.

(3)                               After the preferential dividends relating to the Preferred Shares under Articles 7.1A(1) and 7.1A(2) above have been paid in full or declared and set apart in any fiscal year of the Company, any additional dividends out of funds or assets legally available therefore may be declared in that fiscal year for the Shares and, if such additional dividends are declared, the holders of each series of Preferred Shares shall be entitled to participate on an as converted-basis pro-rata in any dividends or distributions paid to the holders of Ordinary Shares.

B.                                    Restriction; Participation. Except for an Exempted Distribution, no dividend or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to the Ordinary Shares at any time unless (i) all declared but unpaid dividends on the Preferred Shares set forth in Article 7.1A (if any) have been paid in full, and (ii) a dividend or distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Preferred Share such that the dividend or distribution declared, paid, set aside or made to the holder thereof shall be equal to the dividend or distribution that such holder would have received pursuant to this Article 7.1B if such Preferred Share had been converted into Ordinary Shares immediately prior to the record date for such dividend or distribution, or if no such record date is established, the date such dividend or distribution is made, and if such share then participated in and the holder thereof received such dividend or distribution.

7.2                               Liquidation Rights.

A.                                    Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Company, or the cessation of the business of the Group or of a substantial portion of the business of the Group (the “Liquidation Event”), whether voluntary or involuntary, or any Deemed Liquidation Event (unless waived in writing by the holders of at least 75% of the voting power of the then outstanding Preferred Shares (voting together as a single class and on an as converted basis)), all assets and funds resulting from such Liquidation Event or Deemed Liquidation Event that are legally available for distribution to the Members (after satisfaction of all creditors’ claims and claims that may be preferred by law including those related to employees and taxation) shall be distributed to the Members of the Company as follows:

(1)         First, the holders of the Series C Preferred Shares then outstanding shall be entitled to receive with respect to each Series C Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B Preferred Shares, Series A Preferred Shares or Ordinary Shares by reason of their ownership of such shares, the amount equal to 100% of its Original Issue Price. If the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (1), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (1).

(2)         Second, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series C Preferred Shares pursuant to Article 7.2A(1), the holders of the Series B Preferred Shares then outstanding shall be entitled to receive with respect to each Series B Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series A Preferred Shares or Ordinary Shares by reason of their ownership of such shares, the amount equal to 100% of its Original Issue Price. If the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (2), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (2).

(3)         Third, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series B Preferred Shares pursuant to Article 7.2A(2), the holders of the Series A Preferred Shares then outstanding shall be entitled to receive with respect to each Series A Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares by reason of their ownership of such shares, the amount equal to 100% of its Original Issue Price. If the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (3), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (3).

(4)         Fourth, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series A Shares pursuant to Article 7.2A(3), the holders of the Series C Preferred Shares shall be entitled to receive with respect to each Series C Preferred Share by reason of their ownership of such shares a simple interest accruing on such Series C Preferred Share at 6% of its Original Issue Price per annum from the date of issuance of such Series C Preferred Share to the date of distribution of such amount. If the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (4), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (4).

(5)         Fifth, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series C Shares pursuant to Article 7.2A(4), the holders of the Series B Preferred Shares shall be entitled to receive with respect to each Series B Preferred Share by reason of their ownership of such shares a simple interest accruing on such Series B Preferred Share at 6% of its Original Issue Price per annum from the date of issuance of such Series B Preferred Share to the date of distribution of such amount. If the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (5), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (5).

(6)         Sixth, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series B Shares pursuant to Article 7.2A(5), the holders of the Series A Preferred Shares shall be entitled to receive with respect to each Series A Preferred Share by reason of their ownership of such shares a simple interest accruing on such Series A Preferred Share at 6% of its Original Issue Price per annum from the date of issuance of such Series A Preferred Share to the date of distribution of such amount. If the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (6), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (6).

(7)         Seventh, if there are any assets or funds remaining after the payment has been distributed or paid in full to the applicable holders of each series of Preferred Shares pursuant to Articles 7.2A(1) through 7.2A(6), the remaining assets and funds of the Company available for distribution to the Members shall be distributed ratably among all Members according to the relative number of Ordinary Shares held by such Member (treating for this Article 7.2A(7) all Preferred Shares as if they had been converted to Ordinary Shares immediately prior to such Liquidation Event or Deemed Liquidation Event of the Company). If the assets and funds thus distributed among all Members shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (7), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among all Members in proportion to amount each such Member is otherwise entitled to receive pursuant to this subparagraph (7).

B.                                    Trade Sale. Notwithstanding Article 7.2A above, in the event that the valuation of the Company implied in a Deemed Liquidation Event or Liquidation Event is no less than US$650 million, all assets and funds resulting from such Liquidation Event or Deemed Liquidation Event that are legally available for distribution to the Members (after satisfaction of all creditors’ claims and claims that may be preferred by law including those related to employees and taxation) shall be distributed ratably among all Members of the Company according to the relative number of Ordinary Shares held by such Member (treating for this Article 7.2B all Preferred Shares as if they had been converted to Ordinary Shares immediately prior to such Deemed Liquidation Event or Liquidation Event of the Company) without applying to liquidation distribution method set forth in Article 7.2A.

C.                                    Valuation of Properties. In the event the Company proposes to distribute assets other than cash in connection with a Liquidation Event or a Deemed Liquidation Event, the value of the assets to be distributed to the Members shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be the fair market value thereof as determined in good faith by the Board; provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value of the securities not subject to investment letter or similar restrictions on free marketability to reflect the fair market value thereof as determined in good faith by the Board. Regardless of the foregoing, the Majority Preferred Holders shall have the right to challenge any determination by the Board of value pursuant to this Article 7.2C, in which case the determination of value shall be made by an independent appraiser selected jointly by the Board and the Majority Preferred Holders, with the cost of such appraisal to be borne by the Company.

D.                                    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the Members is payable only upon satisfaction of contingencies (the “Additional Consideration”), the agreement entered into with the Persons providing the consideration in connection with such Deemed Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Members in accordance with Article 7.2A as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the Members upon satisfaction of such contingencies shall be allocated among the Members in accordance with Article 7.2A after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Article 7.2D, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

E.                                     Notices. In the event that the Company shall propose at any time to consummate a Liquidation Event of the Company or a Deemed Liquidation Event, then, in connection with each such event, subject to any necessary approval required in the Statute and these Articles, the Company shall send to all holders of the Preferred Shares at least ten (10) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the Majority Preferred Holders.

F.                                      Enforcement. In the event the requirements of this Article 7.2 are not complied with, the Company shall, to the extent permitted by the Statute, forthwith either (i) cause the closing of the applicable transaction to be postponed until such time as the requirements of this Article 7.2 have been complied with, or (ii) cancel such transaction.

G.                                    Cancellation of Dividend. In the event of a Liquidation Event or a Deemed Liquidation Event, all declared and unpaid dividend to the members of the Company shall be cancelled and no member shall be entitled to payment of any such dividends.

7.3          Conversion Rights

The holders of the Preferred Shares shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares:

A.                                    Conversion Ratio. Each series of Preferred Share shall be convertible, at the option of the holder thereof, at any time after the applicable Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the applicable Original Issue Price for such series of Preferred Shares by the then-effective Conversion Price for such series Preferred Shares. The Conversion Price for a series of Preferred Shares shall be subject to adjustment as hereinafter provided.

B.                                    Optional Conversion. Subject to the Statute and these Articles, any series of Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such shares, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the then-effective Conversion Price with respect to such series of Preferred Shares.

C.                                    Automatic Conversion. Each series of Preferred Shares shall automatically be converted, based on the then-effective Conversion Price with respect to such Preferred Shares, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (i) the closing of a Qualified IPO, or (ii) the date specified by written consent or agreement of the holders of at least 80% of the voting power of the then outstanding Preferred Shares (voting together as a single class and on an as converted basis). Any conversion pursuant to this Article 7.3C shall be referred to as an “Automatic Conversion”.

D.                                    Conversion Mechanism. The conversion hereunder of any applicable Preferred Shares shall be effected in the following manner:

(1)         Except as provided in Articles 7.3D(2) and 7.3D(3) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor duly endorsed (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) (if any), at the office of the Company or of any transfer agent for such share to be converted, and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares (if applicable) are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of applicable Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates (if applicable) for the number of Ordinary Shares to which such holder shall be entitled as aforesaid, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the certificates representing the Preferred Shares, or affidavits of lost certificate, to be converted, the Register of Members of the Company shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(2)         If the conversion is in connection with an underwritten public offering of securities, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(3)         Upon the occurrence of an event of Automatic Conversion, the Company shall give all holders of Preferred Shares to be automatically converted at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified IPO be the latest practicable date immediately prior to the closing of a Qualified IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 7.3D. Such notice shall be given pursuant to Articles 105 through 109 to each record holder of such Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of such Preferred Shares shall surrender the applicable certificate or certificates duly endorsed (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) (if any) for all such shares to the Company at the place designated in such notice. On the date fixed for conversion, the Company shall effect such conversion and update its Register of Members to reflect such conversion, and upon surrender of the certificate or certificates of the shares to be converted, duly endorsed (or in lieu thereof upon delivery of an affidavit of lost certificate and indemnity therefor) (if any), the holder thereof shall be entitled to receive certificates (if applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted. All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(4)         The Company may effect the conversion of Preferred Shares in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying on behalf of the holders thereof the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(5)         No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board of Directors either (i) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined and approved by the Board of Directors, or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(6)         Upon conversion, all declared but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all declared but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of such number of further Ordinary Shares as equal to the value of such cash amount divided by the applicable conversion price, at the option of the holder of the applicable Preferred Shares.

E.                                     Adjustment of Conversion Price. The Conversion Price shall be adjusted and re-adjusted from time to time prior to a Qualified IPO as provided below:

(1)         Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price of each class or series of Preferred Shares in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price of each class or series of Preferred Shares in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(2)         Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Price of each class or series of Preferred Shares then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price immediately prior to such dividend or distribution by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(3)         Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or payable in any other asset or property (other than cash), then, and in each such event subject to compliance with Article 7.1A and to the extent not duplicative with Article 7.1A, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company or other asset or property which the holder of such share would have received in connection with such event had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(4)         Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Article 7.2B), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable hereto.

(5)         Adjustments to Conversion Price for Dilutive Issuance.

(a)                                Special Definition.  For purpose of this Article 7.3E(5), the following definitions shall apply:

(i)                                   “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities approved in accordance with the Restated Shareholders Agreement and these Articles.

(ii)                                “Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)                             “New Securities” shall mean all Ordinary Shares issued (or, pursuant to Article 7.3E(5)(c), deemed to be issued) by the Company after the date on which these Articles are adopted, other than the following issuances, each duly approved in accordance with the Restated Shareholders Agreement and these Articles:

a).                                 Ordinary Shares (or Options exercisable for such Ordinary Shares) (as appropriately adjusted for with share splits or share consolidation, share dividends, recapitalization, deduction, reclassification or other similar event) to the Group Companies’ employees, officers, directors, consultants or any other Persons qualified pursuant to the ESOP with each grant duly approved by the Board;

b).                                 Ordinary Shares issued or issuable pursuant to a share split or sub-division, share dividend, combination, recapitalization or other similar transaction of the Company, as described in Article 7.3E(1) through Article 7.3E(4);

c).                                  any Ordinary Shares issued pursuant to bona fide transactions with commercial lenders or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, each such transaction having been duly approved by the Board or the Members in accordance with the Restated Shareholders Agreement and these Articles;

d).                                 any Ordinary Shares issued pursuant to bona fide transactions with licensors, collaborator or strategic partners in connection with technology licensing, research, development or commercialization collaboration, strategic partnership or similar transactions, each such transaction having been duly approved by the Board or the Members in accordance with the Restated Shareholders Agreement and these Articles;

e).                                  any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with Article 7.4B;

f).                                   any Series C-2 Preferred Shares issued under that certain Share Purchase Agreement among the Company and certain other parties thereto dated June 9, 2019 in accordance with the terms therein, and any Series C-3 Preferred Shares issued under pursuant to certain Share Purchase Agreement among the Company and certain other parties thereto dated October 15, 2019 in accordance with the terms therein;

g).                                  Ordinary Shares issued upon the conversion of Preferred Shares;

h).                                 any Equity Securities of the Company issued pursuant to a Qualified IPO.

(b)                                Waiver of Adjustment. No adjustment in the Conversion Price with respect to any series of Preferred Shares shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Preferred Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Issuance.

(c)                                 Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the applicable Original Issue Date for a series of Preferred Shares shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Securities are deemed to be issued:

(i)                                   no further adjustment in the Conversion Price with respect to such series of Preferred Shares shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)                                if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, any then effective Conversion Price with respect to any series of Preferred Shares computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)                             no readjustment pursuant to Article 7.3E(5)(c)(ii) shall have the effect of increasing the then effective applicable Conversion Price with respect to any Preferred Share to an amount which exceeds the applicable Conversion Price with respect to such Preferred Share that would have been in effect had no adjustments in relation to the issuance of such Options or Convertible Securities as referenced in Article 7.3E(5)(c)(ii) been made.

(iv)                            upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price with respect to any series of Preferred Shares computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(x)                                in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(y)                                in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 7.3E(5)(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(v)                                if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price with respect to any series of Preferred Shares which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price with respect to any series of Preferred Shares shall be adjusted pursuant to this Article 7.3E(5)(c) as of the actual date of their issuance.

(d)                                Adjustment of Conversion Price upon Issuance of New Securities. In the event of an issuance of New Securities, at any time after the Original Issue Date of a series Preferred Shares, for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the Conversion Price with respect to such series of Preferred Shares as in effect immediately prior to such issue, then and in such event, the Conversion Price with respect to such series of Preferred Shares shall be reduced, concurrently with such issue, to a price determined as set for the below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Conversion Price with respect to such series of Preferred Shares,

OCP = the Conversion Price with respect to such series of Preferred Shares in effect immediately before the issuance of the New Securities,

OS = the total outstanding Ordinary Shares immediately before the issuance of the New Securities plus the total Ordinary Shares issuable upon conversion of outstanding Convertible Securities and exercise of outstanding Options,

NP = the total consideration received for the issuance or sale of the New Securities, and

NS = the number of New Securities issued or sold or deemed issued or sold.

(e)                                 Determination of Consideration. For purposes of this Article 7.3E(5), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i)                                   Cash and Property.  Such consideration shall:

(1)                                insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(2)                                insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board of Directors (so long as such approval includes the approval of at least three

(3)                                Preferred Directors); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company; (3) in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board of Directors including the approval of at least three (3) Preferred Directors.

(ii)                                Options and Convertible Securities. The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Article 7.3E(5)(c) hereof relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in paragraph (i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(6)                                No Impairment. The Company will not, by amendment of these Articles, by taking any other corporate action or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 7.3 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Preferred Shares against impairment.

(7)                                Certificate of Adjustment. In the case of any adjustment or readjustment of the Conversion Price with respect to any series of Preferred Shares, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of such series of Preferred Shares, at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Conversion Price with respect to such series of Preferred Shares in effect before and after such adjustment or readjustment, and (iv) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(8)                                Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Article 7.3E, the Company shall give notice to the holders of the relevant Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price with respect to the relevant Preferred Share, and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the relevant Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(9)                                Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(10)                         Notices.  Any notice required or permitted pursuant to this Article 7.3 shall be given in writing and shall be given in accordance with Articles 105 through 109.

(11)                         Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or allotment of Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and allotment of Ordinary Shares in a name other than that in which such Preferred Shares so converted were registered.

7.4                              Voting Rights.

A.                                   General Rights. Subject to the provisions of the Memorandum and these Articles (including any Article providing for special voting rights), at all general meetings of the Company: (a) the holder of each Ordinary Share issued and outstanding shall have one vote in respect of each Ordinary Share held, and (b) the holder of a Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which the Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). To the extent that the Statute or the Articles allow the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares to vote separately as a class or series with respect to any matters, the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, shall have the right to vote separately as a class or series with respect to such matters.

B.                                   Protective Provisions.

(1)                                Approval by Majority Preferred Holders. So long as no less than twenty-five percent (25%) of the Preferred Shares originally issued at the respective closings are outstanding, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Member shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Majority Preferred Holders in advance:

(a)                                any amendment or change of the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, any of the Preferred Shares;

(b)                                any creation, increase or decrease in the authorized number, or repurchase or redemption, of Preferred Shares, Ordinary Shares or any Equity Securities of any Group Company other than (w) the purchase, repurchase or redemption of Ordinary Shares by the Company at no more than the original issuance price from terminated employees, officers or consultants upon such termination in accordance with the ESOP, or pursuant to the exercise of a contractual right of first refusal held by the Company, if any, or pursuant to any share incentive plan option agreement or share incentive plan option exercise and ordinary share purchase agreement with the Company as approved by the Board, (x) the redemption of the Preferred Shares in connection with the conversion of such Preferred Shares into Ordinary Shares pursuant to these Articles (y) the redemption or repurchase of any Preferred Shares by the Company at the request of any holder of Preferred Shares in accordance with these Articles and the Restated Shareholders Agreement, and (z) increase or issuance of Equity Securities of a Group Company after which the Group Company remains a wholly owned subsidiary of the Company, directly or indirectly;

(c)                                 authorize, create, issue, or reclassify (or grant any right or entitlement for acquiring or subscribing for or reclassifying) (x) any Equity Securities of the Company having any preference or priority as to rights or privileges superior to or on parity with any such preference or priority of any of the Preferred Shares, other than such exclusions specified in Articles 7.3E(5)(a)(iii)a) to 7.3E(5)(a)(iii)h), or (y) any Equity Securities of any other Group Company;

(d)                                any change of the size of the board of directors of any Group Company or change the manner in which the directors are appointed, other than changes pursuant to and in compliance with these Articles;

(e)                                 a Deemed Liquidation Event or Liquidation Event;

(f)                                  any amendment or modification to, or waiver under, the Charter Documents, other than amendments pursuant to and in compliance with Section 13.17 of the Restated Shareholders Agreement;

(g)                                 any declaration, set aside or payment of a dividend or other distribution by the Company, or the adoption of or any change to the dividend policy;

(h)                                any merger, amalgamation, scheme of arrangement, reorganization, restructuring, or consolidation of any Group Company with any Person, or the purchase or other acquisition by any Group Company of assets, equity or business of another Person, or any sale, transfer or other disposal of all or substantially part of any Group Company’s assets or business, or sale or exclusive license of all or substantially all of the intellectual property of any Group Company, unless such matter is approved by the Board which shall include the consent of at least four (4) Preferred Directors and such matter does not constitute a Deemed Liquidation Event;

(i)                                    the entry into any contract or commitment by any Group Company with any Related Party that is not on arm’s length terms or with a value in excess of US$5,000,000 in a single transaction or a series of transactions (provided that transactions with WuXi AppTec Co., Ltd. or its Affiliates would not be subject to this cap if such transaction or a series of transactions are on arm’s length terms and in the ordinary course of business of the Group Companies), or the termination or material amendment of or waiver under any such contract or commitment, unless such matter is approved by the Board which shall include the consent of at least four (4) Preferred Directors (or a majority of the Preferred Directors if any director is recused from voting on such matter); and

(j)                                   any action by any Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

7.5                              Repurchase Right.

A.                                   Request for Repurchase. Subject to the terms and conditions of this Article 7.5 and the provisions of applicable law, if the Company fails to consummate a Qualified IPO or complete a Deemed Liquidation Event, each duly approved in accordance with the Restated Shareholders Agreement and these Articles on or before March 31, 2025 (the “Target QIPO Date”), upon the written request issued within one hundred and eighty (180) days after the Target QIPO Date by the holders of the majority of outstanding Series A Preferred Shares with respect to the shares of Series A Preferred Shares held by such holders (such holders, the “Requesting Series A Holders”), holders of the majority of the outstanding Series B Preferred Shares with respect to the shares of Series B Preferred Shares held by such holders (such holders, the “Requesting Series B Holders”),or holders of the majority of the outstanding Series C Preferred Shares with respect to the shares of Series C Preferred Shares held by such holders (such holders, the “Requesting Series C Holders”) (each such repurchase request, a “Repurchase Request”), the Company shall, on the date within sixty (60) Business Days upon receipt of any Repurchase Request (the “Repurchase Date”), repurchase out of funds legally available thereof, such number of Preferred Shares that such Requesting Series A Holders, Requesting Series B Holders or Requesting Series C Holders (as applicable) request to be repurchased which have not been converted into Ordinary Shares (the “Repurchased Shares”); provided that, (i) the Company shall, within ten (10) Business Days following the receipt of such Repurchase Request made by the Requesting Series A Holders, provide a notice (the “Series A Repurchase Notice”) to each of the other holders of the outstanding Series A Preferred Shares, and each such other holder of outstanding Series A Preferred Shares shall have a right to elect to have any or all of its Series A Preferred Shares to be repurchased by the Company on the Repurchase Date by delivering to the Company a written notice requesting such repurchase no later than ten (10) Business Days following its receipt of the Series A Repurchase Notice, and the Company shall be obligated to repurchase such shares on the Repurchase Date on the same terms and conditions of the repurchase of the Series A Preferred Shares held by the Requesting Series A Holders; (ii) the Company shall, within ten (10) Business Days following the receipt of such Repurchase Request made by the Requesting Series B Holders, provide a notice (the “Series B Repurchase Notice”) to each of the other holders of the outstanding Series B Preferred Shares, and each such other holder of outstanding Series B Preferred Shares shall have a right to elect to have any or all of its Series B Preferred Shares to be repurchased by the Company on the Repurchase Date by delivering to the Company a written notice requesting such repurchase no later than ten (10) Business Days following its receipt of the Series B Repurchase Notice, and the Company shall be obligated to repurchase such shares on the Repurchase Date on the same terms and conditions of the repurchase of the Series B Preferred Shares held by the Requesting Series B Holders; and (iii) the Company shall, within ten (10) Business Days following the receipt of such Repurchase Request made by the Requesting Series C Holders, provide a notice (the “Series C Repurchase Notice”) to each of the other holders of the outstanding Series C Preferred Shares, and each such other holder of outstanding Series C Preferred Shares shall have a right to elect to have any or all of its Series C Preferred Shares to be repurchased by the Company on the Repurchase Date by delivering to the Company a written notice requesting such repurchase no later than ten (10) Business Days following its receipt of the Series C Repurchase Notice, and the Company shall be obligated to repurchase such shares on the Repurchase Date on the same terms and conditions of the repurchase of the Series C Preferred Shares held by the Requesting Series C Holders.

Each such series of Preferred Shares called for repurchase as provided above shall be repurchased in cash at the Repurchase Price of such series of Preferred Shares and shall be paid from any source of funds legally available therefor.

B.                                   Withdrawal or Termination of Request. A Repurchase Request may be withdrawn or terminated by the requesting Shareholders, but only with respect to the Shares of such series of Preferred Shares that had not been repurchased in full in cash as of the date such request for withdrawal or termination is made.

C.                                   Repurchase Price. The repurchase price for each Preferred Share shall be an amount in cash equal to 100% of the applicable Original Issue Price for the applicable series of Preferred Shares plus any declared but unpaid dividends thereon (the “Repurchase Price”).

D.                                   Insufficient Legally Available Fund. Notwithstanding any other provision set forth in this Article 7.5, if upon any Repurchase Date scheduled for the repurchase of Preferred Shares, the funds and assets of the Company legally available to repurchase such Shares shall be insufficient to repurchase all such Preferred Shares then scheduled to be repurchased, then:

(1)                                the holders of such Preferred Shares to be repurchased shall share ratably in any repurchase in proportion to the respective Repurchase Prices that would otherwise be payable in respect of such Preferred Shares held and elected to be repurchased by them upon such repurchase if all amounts payable on or with respect to such Preferred Shares were paid in full; and

(2)                                any Preferred Shares not repurchased shall be carried forward and shall be repurchased (together with any other Preferred Shares then scheduled to be repurchased) at the next such scheduled Repurchase Date to the full extent of legally available funds of the Company at such time.

Any such Preferred Shares not repurchased shall continue to be so carried forward until repurchased. Preferred Shares that are subject to repurchase hereunder but have not been repurchased due to insufficient legally available funds and assets of the Company shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, powers and preferences of the Preferred Shares respectively until three (3) days prior to the Repurchase Date upon which such Preferred Shares have been converted or repurchased.

E.                                    Repurchase Notice. At least twenty (20) days prior to the Repurchase Date, written notice in accordance with the provisions hereof shall be given by the Company to each Shareholder (at the close of business on the Business Day next preceding the day on which notice is given), notifying such Shareholder of (a) the repurchase to be effected, (b) specifying the Repurchase Date(s), the applicable Repurchase Price, the number of Repurchased Shares, the place at which payment may be obtained and the date on which such holder’s conversion rights as to such Preferred Shares terminate (which date shall be three (3) days prior to each Repurchase Date with respect to the Preferred Shares to be repurchased on that date) and (c) calling upon holders of Repurchased Shares to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the Repurchased Shares (the “Repurchase Notice”).

F.                                     Surrender of Certificates. On or before each designated Repurchase Date, each holder of a series of Preferred Shares to be repurchased shall (unless such holder has previously exercised such holder’s right to convert such Preferred Shares into Ordinary Shares as provided in Article 7.3 hereof), surrender the certificate(s) representing such Shares of such series of Preferred Shares to be repurchased to the Company, in the manner and at the place designated in the Repurchase Notice, and thereupon the Repurchase Price for such Preferred Shares shall be payable to the order of the person whose name appears in the Register of Members as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the Preferred Shares represented by such certificate are repurchased, then the Company shall promptly issue a new certificate representing the Preferred Shares not repurchased.

G.                                   Effect of Repurchase. If the Repurchase Notice shall have been duly given for a series of Preferred Shares, and if on any Repurchase Date the Repurchase Price for such series of Preferred Shares to be repurchased thereon is either paid or made available for payment through the deposit arrangements specified in Article 7.5H hereof, then notwithstanding that the certificates evidencing any of the such Preferred Shares so called for repurchase on such Repurchase Date shall not have been surrendered, such Preferred Shares shall not thereafter be transferred on the Company’s books and the rights of all of the holders of such Preferred Shares with respect to such Preferred Shares shall terminate on such Repurchase Date, except only the right of the holders to receive the Repurchase Price from the Company or the payment agent, without interest, upon surrender of their certificate(s) therefor.

H.                                  Deposit of Repurchase Price. On or prior to the Repurchase Date for any Preferred Shares, the Company may, at its option, deposit with an independent payment agent, a sum equal to the aggregate Repurchase Price for all Shares of each series of Preferred Shares called for repurchase on that Repurchase Date and not yet repurchased, with irrevocable instructions and authority to the payment agent to pay, on or after the Repurchase Date, the Repurchase Price to the respective holders of Preferred Shares upon the surrender of their share certificates. The deposit shall constitute full payment of the Preferred Shares called for repurchase on that Repurchase Date to their holders, and from and after the such Repurchase Date, such Preferred Shares shall be deemed to be repurchased and no longer outstanding, provided that the terms and conditions of such deposit and irrevocable instructions and authority to the payment agent are to the reasonable satisfaction of the holder(s) of the Repurchase Shares. Any funds so deposited and unclaimed at the end of one (1) year from such Repurchase Date shall be released or repaid to the Company, after which time the holders of Preferred Shares called for repurchase who have not claimed such funds shall be entitled to receive payment of the Repurchase Price only from the Company.

I.                                       Alternative to Company Repurchase. Notwithstanding the provisions of this Article 7.5, the Company is entitled to satisfy its repurchase obligations with respect to any portion of the Preferred Shares subject to a Repurchase Request pursuant to this Article 7.5 by causing one or more third party Persons to purchase such Preferred Shares at the Repurchase Price within sixty (60) Business Days upon the receipt of the Repurchase Request.

REGISTER OF MEMBERS

8.                                     The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.  The Register of Members shall be the only evidence as to who are the Members entitled to examine the Register of Members or to vote in person or by proxy at any meeting of Members.

FIXING RECORD DATE

9.                                     The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members, or any adjournment thereof, and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

10.                              If no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

11.                              A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

12.                              The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

13.                              If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

14.                              The Shares of the Company are subject to transfer restrictions as set forth in the Restated Shareholders Agreement and the Restated ROFR Agreement, by and among the Company and certain of its Members. The Company will register transfers of Shares that are made in accordance with such agreements and will not register transfers of Shares that are made in violation of such agreements. The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and, if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

15.                              Subject to the provision of the Statute, the Company is permitted to redeem, purchase or otherwise acquire any of the Company’s Shares, so long as such redemption, purchase or acquisition (i) is pursuant to any redemption provisions set forth in these Articles, (ii) is pursuant to the ESOP, or (iii) is as otherwise agreed by the holder of such Share and the Company, subject in the case of clause (ii) or (iii) to compliance with any applicable restrictions set forth in the Restated Shareholders Agreement, the Restated ROFR Agreement, the Memorandum and these Articles.

16.                              Subject to the provisions of the Statute and these Articles, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. Subject to the provisions of the Statute and these Articles, the Directors may authorize the redemption or purchase by the Company of its own Shares in such manner and on such terms as they think fit and may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

17.                              Subject to Article 7, if at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may only be varied with the consent in writing of Members holding not less than a majority of the votes entitled to be cast by holders (in person or by proxy) of Shares on a poll at a general meeting of such class affected by the proposed variation of rights or with the sanction of a resolution of such Members holding not less than a majority of the votes which could be cast by holders (in person or by proxy) of Shares of such class on a poll at a general meeting but not otherwise.

18.                              For the purpose of the preceding Article, all of the provisions of these Articles relating to general meetings shall apply, to the extent applicable, mutatis mutandis, to every such separate meeting except that the necessary quorum shall be one or more Persons holding or representing by proxy at least a majority of the issued Shares of such class and that any Member holding Shares of such class, present in person or by proxy, may demand a poll.

19.                              Subject to Article 7, the rights conferred upon the holders of Shares or any class of Shares shall not, unless otherwise expressly provided by the terms of issue of such Shares, be deemed to be varied by the creation, re-designation, or issue of Shares ranking senior or pari passu therewith.

COMMISSION ON SALE OF SHARES

20.                              The Company may, with the approval of the Board, so far as the Statute permits, pay a commission to any Person in consideration of his or her subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF INTERESTS

21.                              The Company shall not be bound by or compelled to recognise in any way (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

TRANSMISSION OF SHARES

22.                              If a Member dies, the survivor or survivors where such Member was a joint holder, and his or her legal personal representatives where such Member was a sole holder, shall be the only Persons recognised by the Company as having any title to such Member’s interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share that had been jointly held by such Member.

23.                              Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some Person nominated by him or her as the transferee, but the Directors shall, in any case, have the same right to decline or suspend registration as they would have had in the case of a transfer by that Member before his death or bankruptcy pursuant to Article 14.  If he or she elects to become the holder, he or she shall give written notice to the Company to that effect.

24.                              If the Person so becoming entitled shall elect to be registered as the holder, such Person shall deliver or send to the Company a notice in writing signed by such Person stating that he or she so elects.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

25.                              Subject to Article 7, the Company may by Ordinary Resolution:

A.                                   increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

B.                                   consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

C.                                   by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value;

D.                                   cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person; and

E.                                    perform any action not required to be performed by Special Resolution.

26.                              Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, and subject further to Article 7, the Company may by Special Resolution:

A.                                   change its name;

B.                                   alter or add to these Articles;

C.                                   alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and.

D.                                   reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

27.                              Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

28.                              All general meetings other than annual general meetings shall be called extraordinary general meetings.

29.                              The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings, the report of the Directors (if any) shall be presented.

30.                              The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

31.                              A Members requisition is a requisition of Members of the Company holding, on the date of deposit of the requisition, not less than ten percent (10%) of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company.

32.                              The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

33.                              If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty- one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

34.                              A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

35.                              At least ten (10) days’ notice shall be given of any general meeting unless such notice is waived either before, at or after such meeting both (i) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat (including the Preferred Shares on an as converted basis), and (ii) by the Majority Preferred Holders (or their proxies), which shall include holders of a majority of Series C Preferred Shares.  Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed both (i) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat (including the Preferred Shares on an as converted basis), and (ii) by the Majority Preferred Holders (or their proxies), which shall include holders of a majority of Series C Preferred Shares.

36.                              The officer of the Company who has charge of the Register of Members of the Company shall prepare and make, at least two (2) days before every general meeting, a complete list of the Members entitled to vote at the general meeting, arranged in alphabetical order, and showing the address of each Member and the number of shares registered in the name of each Member. Such list shall be open to examination by any Member for any purpose germane to the meeting, during ordinary business hours, for a period of at least two (2) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member of the Company who is present.

PROCEEDINGS AT GENERAL MEETINGS

37.                              The holders of (i) a majority of the aggregate voting power of all of the Ordinary Shares entitled to notice of and to attend and vote at such general meeting (including the Preferred Shares on an as converted basis) and (ii) holders of at least 70% of all of the then issued and outstanding Preferred Shares, together present in person or by proxy or if a company or other non-natural Person by its duly authorised representative shall be a quorum. Subject to Article 40, no business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business.

38.                              A Person may participate at a general meeting by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

39.                              Subject to these Articles (including without limitation, Article 7.4(B)), a resolution in writing (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company if:

A.                                   in the case of a Special Resolution, it is signed by all Members required for such Special Resolution to be deemed effective under the Statute; or

B.                                   in the case of any resolution passed other than as a Special Resolution, it is signed by Members for the time being holding Shares carrying in aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting at which all Shares entitled to vote thereon were present and voted (calculated in accordance with Article 7.4(A)) (or, being companies, signed by their duly authorised representative);

provided that (i) all resolutions proposed to be approved pursuant to this Article 39 shall be delivered to Members then each holding at least 2% of the Company on a fully-diluted basis; and (ii) any resolution passed by written consent of the Members in lieu of meeting shall be delivered to Members then each holding at least 2% of the Company on a fully- diluted basis within two (2) days after such resolution has been passed.

40.                              A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any general meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company represented at the meeting may adjourn the meeting from time to time, until a quorum shall be present or represented.

41.                              The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he or she shall not be present within ten (10) minutes after the time appointed for the holding of the meeting, or is unwilling or unable to act, the Directors present shall elect one of their number, or shall designate a Member, to be chairman of the meeting.

42.                              With the consent of a general meeting at which a quorum is present, the chairman may (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned, notice of the adjourned meeting shall be given as in the case of an original meeting.

43.                              A resolution put to the vote of the meeting shall be decided by poll and not on a show of hands.

44.                              On a poll a Member shall have one vote for each Ordinary Share he holds on an as converted basis, unless any Share carries special voting rights.

45.                              Except on a poll on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

46.                              A poll on a question of adjournment shall be taken forthwith.

47.                              A poll on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

VOTES OF MEMBERS

48.                              Except as otherwise required by law or these Articles or the Restated Shareholders Agreement, the Ordinary Shares and the Preferred Shares shall vote together on an as converted basis on all matters submitted to a vote of Members.

49.                              In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

50.                              A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his or her committee, receiver, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, or other Person may vote by proxy.

51.                              No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of Shares unless he or she is registered as a Member (or is acting by proxy for a Member) on the record date for such meeting nor unless all calls or other monies then payable by such Member in respect of Shares have been paid.

52.                              No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

53.                              Votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.

54.                              A Member holding more than one Share need not cast the votes in respect of his or her Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him or her, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he or she is appointed either for or against a resolution and/or abstain from voting.

PROXIES

55.                              The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his or her attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

56.                              The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, no later than the time for holding the meeting or adjourned meeting.

57.                              The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

58.                              Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

59.                              Any corporation or other non-natural Person that is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such Person as it thinks fit to act as its representative at any meeting of the Company or any class of Members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

60.                              Shares in the Company that are beneficially owned by the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

APPOINTMENT OF DIRECTORS

61.                              The Company shall have a Board consisting of up to seven (7) authorized directors:

A.                                   as long as Asia Ventures II L.P. holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, it shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board;

B.                                   as long as F-Prime Capital Partners Healthcare Fund III LP holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, it shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board;

C.                                   as long as Wuxi Pharmatech Healthcare Fund I L.P. holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, it shall have the right to nominate one (1) independent non-executive director and such one (1) independent non- executive director shall be appointed and agreed by the Board;

D.                                   as long as Peter Peizhi Luo holds any Shares of the Company or is employed by the Company or any of its Controlled Affiliates, Peter Peizhi Luo shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board (the “Founder Director”);

E.                                    as long as JSR limited holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, it shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board;

F.                                     as long as SCC Venture VI Holdco, Ltd. and Gopher Harvest Co-Investment Fund LP collectively hold at least five percent (5%) of the Shares outstanding on a fully- diluted basis, SCC Venture VI Holdco, Ltd. shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board, provided, however, that so long as each of SCC Venture VI Holdco, Ltd. (and its Affiliate) and Gopher Harvest Co-Investment Fund LP (and its Affiliate) holds the same number of Shares it holds as of the date hereof, the foregoing five percent (5%) threshold in this Article 61(F) shall not apply from the date hereof until the closing of next round of equity financing of the Company; and

G.                                   as long as the Series C-3 Shareholder holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, the Series C-3 Shareholder shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board

POWERS OF DIRECTORS

62.                              Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by or under the direction of the Directors who may exercise all the powers of the Company; provided, however, that the Company shall not carry out any action inconsistent with Article 7. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors that would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

63.                              All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

64.                              Subject to Article 7, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

65.                              Subject to Article 7, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture shares, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE AND REMOVAL OF DIRECTOR

66.                              The office of a Director shall be vacated if:

A.                                   such Director gives notice in writing to the Company that he or she resigns the office of Director; or

B.                                   such Director dies, becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally; or

C.                                   such Director is found to be or becomes of unsound mind.

67.                              Subject to Article 67B, any Director who shall have been elected by a specified group of Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the group of Members then entitled to elect such Director in accordance with Article 61, given at a special meeting of such Members duly called or by an action by written consent for that purpose. Any vacancy in the Board of Directors caused as a result of such removal or one or more of the events set out in Article 66 of any Director who shall have been elected by a specified group of Members, may be filled by, and only by, the affirmative vote of the group of Members then entitled to elect such Director in accordance with Article 61, given at a special meeting of such Members duly called or by an action by written consent for that purpose, unless otherwise agreed upon among such Members; provided further that the said approval process by the majority of the Board shall in no event unfairly deprive a specified group’s right to appoint a replacement director in accordance with Article 61.

A.                                   Notwithstanding anything contained to the contrary herein, the office of a director shall be vacated if the director is removed from office by notice addressed to him or her at his or her last known address and signed by all of his or her co-directors for such director’s failure to act for the best interest of the Company and after a warning from his or her co- directors, failure to cure within thirty (30) days upon the receipt of the warning. Any director removed from office hereunder cannot be re-designated as a director. For the avoidance of doubt, the removal of a director pursuant to this Article 67B shall not affect the right of the specified group of Members to appoint a director to replace such removed director.

PROCEEDINGS OF DIRECTORS

68.                              A.                               A Director may by a written instrument appoint an alternate who need not be a Director, and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in place of the Director. At all meetings of the Board of Directors, four (4) Preferred Directors (which shall include the Directors designated and appointed pursuant to Article 61.F and Article 61.G) and one (1) Founder Director shall be necessary and sufficient to constitute a quorum for the transaction of business. The vote of a majority of the Directors present (in person or in alternate) at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Statute, the Memorandum or these Articles. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the next Business Day at the same time and place or to such other time or such other place as the Directors may determine, and if a quorum is still not satisfied due to the absence of same Preferred Director(s), the quorum shall be deemed satisfied for this meeting.

B.                                   Notwithstanding anything to the contrary in these Articles, and without limiting any requirements under applicable law, neither the officers of the Group Companies nor any Director shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, or cause any Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following , any of the following without the approval of the Board, including the affirmative vote or consent of at least two thirds of the Preferred Directors:

(1)          authorizing or consummating any merger, consolidation, share acquisition or other corporate reorganization, or any transaction or series of transaction in which in excess of 50% of the Company’s voting power is transferred;

(2)            authorizing or consummating a public offering of any securities of any Group Company; or

(3)            liquidating, winding up, or proceeding with other voluntary proceeding seeking liquidation, administration (whether out of court or otherwise), readjustment or other relief under any bankruptcy, insolvency or similar law or the appointment of a trustee, receiver, administrator (whether out of court or otherwise) of liquidator or similar officers.

C.                                   In the event of deadlock on any decision of the Directors, the Founder Director shall have a casting vote.

69.                              Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least twice for each financial quarter unless the Board otherwise approves and that the written notice of each meeting given to the Directors shall include an agenda of the business to be transacted at the meeting.

70.                              A Person may participate in a meeting of the Directors or committee of the Board of Directors by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other at the same time.  Participation by a Person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

71.                              A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Board of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Board of Directors as the case may be, duly convened and held.

72.                              Meetings of the Board of Directors may be called by any Director on forty-eight (48) hours’ notice to each Director in accordance with Articles 105 through 109.

73.                              The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

74.                              The Directors may elect a chairman of their board and determine the period for which he or she is to hold office; but if no such chairman is elected, or if at any meeting the chairman shall not be present within ten (10) minutes after the time appointed for holding the same, the Directors present may choose one of their members to be chairman of the meeting.

75.                              All acts done by any meeting of the Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director.

PRESUMPTION OF ASSENT

76.                              A Director of the Company who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent shall be entered in the minutes of the meeting or unless the Director shall file his or her written dissent from such action with the Person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

77.                              Subject to Article 80, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

78.                              Subject to Article 80, a Director may act by himself or herself or his or her firm in a professional capacity for the Company and such Director or firm shall be entitled to remuneration for professional services as if such Director were not a Director.

79.                              Subject to Article 80, a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by such Director as a director or officer of, or from his or her interest in, such other company.

80.                              In addition to any further restrictions set forth in these Articles, no Person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested (each, an “Interested Transaction”) be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such Interested Transaction by reason of such Director holding office or of the fiduciary relation thereby established, and any such director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest (and if he votes his vote shall be counted) and shall be counted towards a quorum of those present at such meeting, in each case so long as the material facts of the interest of each Director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith to and are known by the other Directors. A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under this Article 80.

MINUTES

81.                              The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any series of Shares and of the Directors, and of committees of the Board of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

82.                              Subject to these Articles, the Board of Directors may establish any committees and approve the delegation of any of their powers to any committee consisting of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.

83.                              The Board of Directors, including the approval of at least three (3) Preferred Directors, may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by such Person provided that the appointment of a managing Director shall be revoked forthwith if he or she ceases to be a Director. Any such delegation may be made subject to any conditions the Board of Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

84.                              Subject to these Articles, the Directors may by power of attorney or otherwise appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

85.                              Subject to these Articles, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of an officer’s appointment, an officer may be removed by resolution of the Directors or Members.

NO MINIMUM SHAREHOLDING

86.                              There is no minimum shareholding required to be held by a Director.

REMUNERATION OF DIRECTORS

87.                              The remuneration to be paid to the Directors, if any, shall be such remuneration as determined by the Board, including the approval of at least three (3) Preferred Directors. The Directors shall also be entitled to be paid all reasonable travelling, hotel and other out- of-pocket expenses properly incurred by them in connection with their attendance at meetings of the Board of Directors or committees of the Board of Directors, or general meetings of the Company, or separate meetings of the holders of any series of Shares or debentures of the Company, or otherwise in connection with the business of the Company.

88.                              The Directors may by resolution of the majority of the Board, including the approval of at least three (3) Preferred Directors, approve additional remuneration to any Director for any services other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

SEAL

89.                              The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Board of Directors authorised by the Board of Directors. Every instrument to which the Seal has been affixed shall be signed by at least one Person who shall be either a Director or some officer or other Person appointed by the Directors for the purpose.

90.                              The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

91.                              A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his or her signature alone to any document of the Company required to be authenticated by him or her under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

92.                              Subject to the Statute and these Articles (including Article 7), the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the assets of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

93.                              All dividends and distributions shall be declared and paid according to the provisions of Article 7.

94.                              The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by such Member to the Company on account of calls or otherwise.

95.                              Subject to the provisions of Article 7, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

96.                              Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Share held by them as joint holders.

97.                              No dividend or distribution shall bear interest against the Company, except as expressly provided in these Articles.

98.                              Any dividend that cannot be paid to a Member and/or that remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member. Any dividend that remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

99.                              Subject to these Articles, including but not limited to Article 7, the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend as set forth in Article 7 hereof and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event, the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

100.                       The Directors shall cause proper books of account to be kept at such place as they may from time to time designate with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. The Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to inspection of Members not being Directors and no such Member shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or the Company in general meeting or in a written agreement binding on the Company. The Company shall cause all books of account to be maintained for a minimum period of five years from the date on which they were prepared.

101.                       The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

102.                       The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

103.                       Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

104.                       Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an exempted company and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

105.                       Except as otherwise provided in these Articles, notices shall be in writing. Notice may be given by the Company to any Member or Director either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such Member or Director (as the case may be) or to the address of such Member or Director as shown in the Register of Members or the Register of Directors (as the case may be) (or where the notice is given by electronic mail by sending it to the electronic mail address provided by such Member or Director).

106.                       Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days (not including Saturdays or Sundays or public holidays) after the letter containing the same is sent as aforesaid. Where a notice is sent by fax to a fax number provided by the intended recipient, service of the notice shall be deemed to be effected when the receipt of the fax is acknowledged by the recipient. Where a notice is given by electronic mail to the electronic mail address provided by the intended recipient, service shall be deemed to be effected when the receipt of the electronic mail is acknowledged by the recipient.

107.                       A notice may be given by the Company to the Person or Persons that the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices that are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

108.                       Notice of every general meeting shall be given in any manner hereinbefore authorised to every Person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a Share devolves by reason of his or her being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his or her death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

109.                       Whenever any notice is required by law or these Articles to be given to any Director, member of a committee or Member, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

110.                       If the Company shall be wound up, assets available for distribution amongst the Members shall be distributed, in accordance with Article 7.

111.                       If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to Article 7, determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY AND INSURANCE

112.                       To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the fraud or dishonesty of such Director or officer or trustee.  Except with respect to proceedings to enforce rights to indemnification pursuant to this Article, the Company shall indemnify any such indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Article shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent provided by, and subject to the requirements of, applicable law, so long as the indemnitee agrees with the Company to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article.

113.                       To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty respectively.

114.                       The Board, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

FINANCIAL YEAR

115.                       Unless the Directors otherwise prescribe, the financial year of the Company shall end on the 31st of December in each year and, following the year of incorporation, shall begin on the 1st of January in each year.

TRANSFER BY WAY OF CONTINUATION

116.                       If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution and the written consent of the Majority Preferred Holders, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

DRAG-ALONG

117.                       If (i) the holders of a majority of the voting power of the then outstanding Ordinary Shares and (ii) the holders of more than fifty percent (50%) of the voting power of all Preferred Shares outstanding (on an as converted basis) (the “Drag Holders”) approve in writing a proposed Deemed Liquidation Event which implies a valuation of the Company of no less than US$650 million, then the Company shall promptly notify each other Member in writing of such approval and the material terms and conditions of such proposed Deemed Liquidation Event, whereupon each such shareholder shall, in accordance with instructions received from the Company, (i) vote all of such shareholder’s voting Equity Securities of the Company in favor of the Deemed Liquidation Event; (ii) otherwise consent in writing to the Deemed Liquidation Event; and (iii) sell or transfer all of its Equity Securities or the same percentage of its Equity Securities of the Company as the Drag Holders sell on the same terms and conditions as were agreed to by the Drag Holders; provided, however, that such terms and conditions, including with respect to price paid or received per Equity Security of the Company, may differ as between different classes of Equity Securities of the Company in accordance with their relative liquidation preferences as set forth in these Articles. Each shareholder furthermore agrees to make other customary covenants on a several but not joint and several basis and take all necessary actions in connection with the consummation of such Deemed Liquidation Event and to effect the sale and transfer under this Article 117 as reasonably requested by the Drag Holders, provided that it shall be liable only up to the net proceeds paid to such Member in connection with such Deemed Liquidation Event. Without limiting the foregoing sentence, no Member who is not an employee, officer, principal, founder or Controlling Member of a Group Company shall be required to make any representations or warranties other than with respect to itself (including without limitation due authorization, title to shares, enforceability of applicable agreements, and similar representations and warranties), and shall not be liable for the breach of any representation, warranty or covenant made by any other Person in connection with such Deemed Liquidation Event (except to the extent that (A) a Member may be liable, pro rata based on its share ownership and total amount of consideration in respect thereof in such Deemed Liquidation Event in proportion to, and does not exceed, the amount of consideration paid to such Member in connection with such Deemed Liquidation Event, to cover breach of representations and warranties of the Company and (B) funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any of identical representations, warranties and covenants provided by all Members with respect to the Company).

REDEMPTION FOR NON-COMPLIANCE

118.                       In the event that any Member that is a PRC individual or an entity incorporated or established in the PRC fails to obtain all approvals from Governmental Authority in connection with its holding of any Shares (including the ODI Approvals) where such failure could reasonably be expected to have a material adverse impact on any IPO of the Company (as determined by the Company) and such Member fails to cure such situation within 30 days after receiving written notice from the Company, then to the extent necessary to eliminate such potential material adverse impact on the IPO of the Company, the Company shall at the request of the Majority Preferred Holders and the majority of the holders of Ordinary Shares repurchase all of such Shares (the “Non-Compliance Redeemed Shares”) at the original subscription price thereof (as adjusted for any share dividends, combinations, splits, recapitalizations and the like). A repurchase pursuant to this Article shall be deemed an Exempted Distribution.

119.                       A written notice of redemption shall be given by the Company to such Member at its address listed on the Register of Members at least seven (7) days before the date for redemption (the “Non-Compliance Redemption Date”) set forth in the notice. The notice shall also set forth the applicable redemption price and the mechanics of redemption.

120.                       At the Non-Compliance Redemption Date, the Company shall pay the aggregate redemption price to such Member, and such Member shall surrender the share certificate(s) evidencing the Non-Compliance Redeemed Shares (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor). From and after the Non-Compliance Redemption Date, so long as the Company has made available such redemption price to such Member, the Non-Compliance Redeemed Shares shall, following the updating of the Register of Members, be treated as redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be Members with respect to such shares or have any rights or remedies with respect thereto (other than the right to receive the aggregate redemption price therefor).

121.                       Notwithstanding anything to the contrary contained herein, any Non-Compliance Redeemed Shares with respect to which the Company has failed to pay the redemption price as required shall continue to have all the powers, designations, preferences and other rights which such Shares enjoyed prior to the Non-Compliance Redemption Date until such time as the redemption price in respect of such Non-Compliance Redeemed Shares shall have been paid in full. If the Company cannot consummate the redemption of the Non- Compliance Redeemed Shares because of insufficient funds or limitations under applicable Law, the Company may, and shall at the request of the Majority Preferred Holders and the majority of the holders of Ordinary Shares, request the such Member to transfer the Non- Compliance Redeemed Shares to the other Members of the Company pro rata at a price equal to the original subscription price thereof, and the provisions above shall apply, mutatis mutandis.